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                                                                  EXHIBIT (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1 of our report dated February 23, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of The Nicholas Applegate Growth Equity Fund, the only series of Nicholas-Applegate Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements" in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Pricewaterhouse Coopers LLP

Los Angeles, California
February 23, 2005